                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80325) pertaining to the Metamor Worldwide, Inc. Long-Term Incentive Plan, Registration Statement (Form S-8 No. 333-3030) pertaining to the Metamor Worldwide, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-46347) pertaining to the Metamor Technologies, Ltd. Restricted Stock Plan and related Prospectuses of our report dated February 5, 1999, with respect to the consolidated financial statements of Metamor Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                 ERNST & YOUNG LLP


Houston, Texas
March 30, 1999